EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 6, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jan 2009 – Dec 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-2.0%	-2.0%	-6.6%	-6.6%	-8.6%	-6.3%	-0.5%	-6.3%	10.2%	-28.9%	-0.6	-0.8
B**	-2.1%	-2.1%	-7.2%	-7.2%	-9.2%	-6.9%	-1.2%	-6.9%	10.2%	-31.1%	-0.6	-0.9
Legacy 1***	-1.9%	-1.9%	-4.6%	-4.6%	-6.6%	N/A	N/A	-3.7%	10.2%	-23.0%	-0.3	-0.5
Legacy 2***	-1.9%	-1.9%	-4.8%	-4.9%	-6.9%	N/A	N/A	-4.0%	10.2%	-23.7%	-0.4	-0.5
Global 1***	-2.0%	-2.0%	-4.3%	-4.3%	-6.3%	N/A	N/A	-4.4%	9.8%	-22.1%	-0.4	-0.6
Global 2***	-2.0%	-2.0%	-4.5%	-4.5%	-6.6%	N/A	N/A	-4.6%	9.7%	-23.1%	-0.4	-0.6
Global 3***	-2.1%	-2.1%	-6.0%	-6.0%	-8.2%	N/A	N/A	-6.3%	9.7%	-28.9%	-0.6	-0.8

S&P 500 Total Return Index****	0.0%	0.0%	29.1%	29.1%	15.2%	17.4%	7.1%	17.4%	15.8%	-18.2%	1.1	1.7
Barclays Capital U.S. Long Gov Index****	-1.6%	-1.6%	-12.2%	-12.2%	5.6%	2.5%	6.0%	2.5%	12.1%	-15.3%	0.3	0.3
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	29%					29%
Energy	7%	Long	Brent Crude Oil	3.1%	Long	7%	Long	Brent Crude Oil	3.1%	Long
			Gas Oil	1.8%	Long			Gas Oil	1.8%	Long
Grains/Foods	12%	Short	Corn	3.1%	Short	12%	Short	Corn	3.1%	Short
			Wheat	1.8%	Short			Wheat	1.8%	Short
Metals	10%	Short	Gold	3.7%	Short	10%	Short	Gold	3.7%	Short
			Silver	2.2%	Short			Silver	2.2%	Short
FINANCIALS	71%					71%
Currencies	32%	Long $	Japanese Yen	7.9%	Short	32%	Long $	Japanese Yen	7.9%	Short
			British Pound	3.7%	Long			British Pound	3.8%	Long
Equities	25%	Long	S&P 500	4.5%	Long	25%	Long	S&P 500	4.5%	Long
			Dax Index	4.0%	Long			Dax Index	4.0%	Long
Fixed Income	14%	Long	Japanese Gov't Bonds	1.9%	Long	14%	Long	Japanese Gov't Bonds	1.9%	Long
			Bobl	1.7%	Long			Bobl	1.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices gained more than 5% after the U.S. government reported the first drop in domestic crude inventories in eleven weeks.  Natural gas markets advanced after the U.S. Energy Information Administration announced a decrease in domestic inventories and weather forecasts showed colder temperatures across the U.S.

Grains/Foods
Coffee prices fell more than 4% after reports showed a chronic supply surplus despite efforts from Vietnamese farmers to withhold supplies from the market.  Sugar prices lost more than 3% in reaction to a combination of decreased demand from importers and ample global supplies.

Metals
Precious metal markets experienced setbacks following bullish economic data which increased the likelihood the Federal Reserve would reduce its stimulus program sooner than previously expected.  Base metal markets advanced as overall demand rose in reaction to the same economic data.

Currencies
The New Zealand dollar appreciated by more than 1% against counterparts after the nation’s economy continued to improve and investors speculated the Reserve Bank of New Zealand would keep interest rates unchanged.  The Swiss franc rose after inflation data within Switzerland reached its highest point in more than two years.

Equities
The Nikkei 225 fell by more than 2% after investors reacted to positive economic data out of the U.S., which increased the likelihood the U.S. Federal Reserve would taper its monetary expansion program sooner than previously expected.  The DAX Index experienced losses as investors awaited key economic data from the U.S.

Fixed Income
Prices for 30-Year U.S. Treasury bonds decreased by more than 1% after the U.S. job market improved more than expected.  Prices for German Bunds decreased after the European Central Bank showed no signs of increased monetary expansion.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.